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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                             TURNSTONE SYSTEMS, INC.
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             (Exact name of Registrant as specified in its charter)

Delaware                                                               77-047640
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(State of incorporation or organization)                 (IRS Employer I.D. No.)

274 Ferguson Drive, Mountain View, California                              94043
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Address of principal executive offices                                  Zip Code

     If this form relates to the              If this form relates to the
     registration of a class of               registration of a class of
     securities pursuant to Section 12(b)     securities pursuant to
     of the Exchange Act and is effective     Section 12(g) of the Exchange Act
     pursuant to General                      and is effective pursuant to
     Instruction A.(c), please check the      General Instruction A.(d), please
     following box. [ ]                       check the following box. [X]

Securities Act registration statement file number to which this form relates (if applicable): 333-91427

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

       Title of Each Class                    Name of Each Exchange on Which
       to be so Registered                    Each Class is to be Registered


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SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

                     Common Stock, $.001 par value per share
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                                (Title of Class)
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Item 1. Description of Registrant Securities to be Registered

        The class of securities to be registered hereunder is Common Stock, $0.001 par value per share, of the Registrant. The description of capital stock set forth under the caption "Description of Capital Stock" in the Prospectus included in the Registration Statement on Form S-1 (File No. 333-91427) (the "S-1 Registration Statement"), originally filed with the Securities and Exchange Commission by the Registrant on November 22, 1999 and subsequently amended, is incorporated herein by reference.

Item 2. Exhibits

        The following exhibits are filed as a part of this registration statement:


       Number     Exhibit Title
       ------     -------------
        1.1  (a)  Specimen certificate for the Registrant's Common Stock;

        2.1A (b)  Amended and Restated Certificate of Incorporation of the
                  Registrant, as currently in effect;
        2.1B (c) Amended and Restated Certificate to be in effect after the closing of the offering made under the S-1 Registration
                  Statement;
        2.2 (d) Bylaws of the Registrant, as amended through the date hereof and as currently in effect;

(a) Incorporated by reference to Exhibit 4.1 to the Registrant's S-1 Registration Statement.

(b) Incorporated by reference to Exhibit 3.1(A) to the Registrant's S-1 Registration Statement.

(c) Incorporated by reference to Exhibit 3.1B to the Registrant's S-1 Registration Statement.

(d) Incorporated by reference to Exhibit 3.2(A) to the Registrant's S-1 Registration Statement.


                                    SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


Date:  January 11, 2000              TURNSTONE SYSTEMS, INC.


                                     By:    /s/ M. Denise Savoie
                                        ----------------------------------------
                                        M. Denise Savoie
                                        Chief Financial Officer, Vice President,
                                         Business Operations and Assistant
                                         Secretary



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                                Index to Exhibits


                                                                               Incorporated
1.1        Specimen Certificate of the Registrant's Common Stock.............  by Reference

2.1A       Amended and Restated Certificate of Incorporation,                  Incorporated
           as currently in effect............................................  by Reference

2.1B       Amended and Restated Certificate of Incorporation to be in
           effect after the closing of the offering made under the S-1         Incorporated
           Registration Statement............................................  by Reference

2.2        Amended and Restated Bylaws of the Registrant,                      Incorporated
           as currently in effect............................................  by Reference



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